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                                    EXHIBIT G

                                IRREVOCABLE PROXY
                               HMI INDUSTRIES INC.
                            (A DELAWARE CORPORATION)

         DOMINIC SOFFEE ("Shareholder"), as record holder of the 82,460 shares of Common Stock of HMI Industries Inc., a Delaware corporation, hereby revokes any previous proxies and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, irrevocably appoints KIRK W. FOLEY ("Proxy Holder") as Shareholder's proxy to attend all shareholders' meetings and to vote, execute consents, and otherwise represent those shares in the same manner and with the same effect as if Shareholder were personally present at any such meeting or voting such securities or personally acting on any matters submitted to shareholders for approval or consent.

         The proxy holder will have the full power of substitution and revocation.

         This proxy is coupled with an interest and will be irrevocable until:
(i) the expiration of the Option granted to Proxy Holder pursuant to the Option Agreement between Shareholder and Proxy Holder dated of even date herewith or
(ii) the exercise of such Option by Proxy Holder. This proxy will be revocable, notwithstanding the period of irrevocability specified above, as required under applicable law.

         THIS PROXY SHALL BE SIGNED EXACTLY AS THE SHAREHOLDER'S NAME APPEARS ON HIS STOCK CERTIFICATE, JOINT SHAREHOLDERS MUST EACH SIGN THIS PROXY. IF SIGNED BY AN ATTORNEY IN FACT, THE POWER OF ATTORNEY MUST BE ATTACHED.


Dated:  October 16, 2001          /S/ Dominic Soffee
                                 --------------------------------------
                                 DOMINIC SOFFEE


                                  Dominic J. Soffee
                                 --------------------------------------
                                 [PRINTED NAME EXACTLY AS ON STOCK CERTIFICATE]


Securities Information:

Certificate No.:

Number of Shares:  82,460
Class of Shares:  Common, par value $.01



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